UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 2, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 2, 2015, the Board of Directors (the “Board”) of Unifi, Inc. (the “Registrant”) increased the size of the Board from six to eight directors and elected James D. Mead as a director to fill one of the newly created positions.  Mr. Mead will serve until the Registrant’s next annual meeting of shareholders and thereafter until his successor (if there is to be one) is duly elected and qualified. The Registrant is currently engaged in a search to identify qualified candidates for the other position. Mr. Mead is assisting the Registrant with those search activities.

Mr. Mead was also appointed to serve on the Board’s Compensation Committee and Corporate Governance and Nominating Committee. The Board determined that Mr. Mead satisfies the requirements pertaining to director independence under the applicable provisions of federal securities laws and the rules of the New York Stock Exchange.

Mr. Mead is the founder (in 1988), owner and President of James Mead & Company, a Connecticut-based executive search and management consulting firm. James Mead & Company has handled executive search and management consulting assignments for numerous major publicly held companies and for several portfolio companies of major private equity firms. Prior to forming his company in 1988, Mr. Mead had held several positions (from 1970 to 1984) with Procter & Gamble, which included serving as head of Procter & Gamble’s worldwide sales personnel.

As compensation for his services as a director during fiscal year 2016 (and until the Registrant’s 2016 Annual Meeting of Shareholders), Mr. Mead received a grant of restricted stock units for 3,086 shares of the Registrant’s common stock, which were equivalent to $95,000 in value on the date of the grant. For more information on the compensation of the Registrant’s directors, please refer to the disclosure under the heading “Directors’ Compensation” in the Registrant’s Proxy Statement for its 2015 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on September 4, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated: December 4, 2015